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                                                                   EXHIBIT 10.33


                                   MEMORANDUM

                                  OF AGREEMENT
                                    JULY 1996

     This MOA is a record of agreement reached by the following parties after several meetings in Russia and the USA:

Electrochemical Plant                             Zelenogorsk, Russia

AO Techsnabexport Co., Ltd.                       Moscow, Russia

A & R Materials, Inc.                             San Jose, California

     The Parties seeing the benefits of the ongoing business relationship that combines their individual strengths in the manufacturing and marketing of enriched stable isotopes have agreed to the following:

1. The Parties will extend current, 1996 delivery contracts for additional 3 years, through 1997, 1998 and 1999. Specific contract details such as quantities, price and delivery schedule for each contract year will be agreed to by November 1 st of the previous year.

2.   Following stable isotope products will be covered by these contracts:

          Depleted Zinc (DZO)
          Carbon
          Cadmium
          Silicon

3. The Parties agree that Electrochemical Plant will allocate its stable isotope production capacity for the A & R identified markets and customers and will expand the isotope products list as dictated by the marketplace.

4. The Parties agree that a natural continuation to these contracts would be formation of a joint venture (JV). The Parties further agree that such JV could become effective at any time and would replace the then existing contracts between the Parties.

The Parties wishing to be bound to the aforesaid, affix the signatures of their authorized representatives below:

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
Electrochemical Plant         AO Techsnabexport Co. Ltd.         A&R Materials, Inc.

/s/ A. Shubin  A. Shubin      /s/ A. Shishkin   A. Shishkin      /s/ B. Rubizhevsky  J. Alexander
------------------------      -----------------------------      --------------------------------
General Director              General Director                   for President

19 07 96  Date                25 07 96  Date                     7/26/96  Date

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